UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Mississippi	0-13089	64-0693170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Hancock Plaza 2510 14th Street Gulfport, Mississippi	39501
(Address of principal executive offices)	(Zip Code)

(228) 868-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Hancock Holding Company Nonqualified Deferred Compensation Plan allows for supplemental contributions (referred to as SERP contributions) to be made to participants at the discretion of the Compensation Committee of the Board of Directors of Hancock Holding Company (the “Company”). On May 22, 2014, the Compensation Committee approved amendments to the terms of the SERP contribution accounts, which amendments (i) revised the time frame during which supplemental contributions will be credited from a 10 year period beginning with entry into the SERP program to the greater of (x) the number of years between entry into the SERP program and age 60 or (y) 10 years, and (ii) changed the vesting schedule from a 15 year period beginning at age 50 to a 10 year period beginning at age 50.

The foregoing description is a summary only and is qualified in its entirety by the full description of the terms of the SERP program, as amended, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the second fiscal quarter 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK HOLDING COMPANY

May 29, 2014	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer